UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

Aspira Women’s Health Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34810	33-0595156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12117 Bee Caves Road Building III Suite 100
Austin, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 519-0400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2024, Aspira Women’s Health Inc. (the “Company”) announced that Nicole Sandford, the Company’s Chief Executive Officer (“CEO”) and a director, will be departing the Company as CEO and director, effective immediately, to focus on a family health matter. The Board of Directors of the Company has appointed the Company’s President, Dr. Sandra Milligan as interim CEO while a nationwide search of internal and external candidates is conducted. Ms. Sandford will remain with the Company as a consultant to ensure a seamless transition.

Ms. Sandford has entered into a separation agreement with the Company pursuant to which she has agreed to a general release and, among other things, will be paid $375,000 in equal biweekly installments for a period of nine (9) months as well as be paid a bonus of $135,000 to be paid upon the earlier of a fund raising or September 30, 2025, all in accordance with her amended and restated employment agreement dated March 1, 2023, as amended.

A press release was issued on December 16, 2024 and is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 16, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspira Women’s Health Inc.

Date: December 16, 2024	By:	/s/ Sandra Milligan
Sandra Milligan, Interim Chief Executive Officer

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